UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012

Commission File Number: 333-179072

CHC Helicopter S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4740 Agar Drive

Richmond, BC V7B 1A3, Canada

(Address of principal executive offices, zip code)

(604) 276-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Additional 9.250% Senior Secured Notes due 2020

On October 5, 2012, CHC Helicopter S.A. (or the Company) completed the issuance (or the Issuance) of $200 million aggregate principal amount of its additional 9.250% Senior Secured Notes due 2020 (or the Additional Notes). The Additional Notes were issued pursuant to that certain indenture (or the Indenture), dated as of October 4, 2010 by and among the Company, the guarantors named therein, The Bank of New York Mellon, as trustee, and HSBC Corporate Trustee Company (UK) Limited, as collateral agent, a copy of which is incorporated by reference herein from Exhibit 4.1 of our Registration Statement on Form S-4 (Commission File No. 333-179072) filed with the Securities and Exchange Commission (or the Commission) on January 18, 2012, and in accordance with that certain purchase agreement (or the Purchase Agreement), dated October 2, 2012, by and among the Company, the guarantors named therein and the several parties named in Schedule I thereto (or the Initial Purchasers).

The Additional Notes constitute one series under the Indenture together with, and are identical in all respects to, the $1,100 million aggregate principal amount of 9.250% Senior Secured Notes due 2020 (or the Initial Notes) issued and sold by the Company pursuant to that certain purchase agreement, dated September 22, 2010, among the Company, the guarantors named therein and the purchasers named therein, except that (i) the Additional Notes were issued at a price of 101%, plus accrued and unpaid interest from April 15, 2012, and (ii) until the Additional Notes are registered and exchanged for exchange notes, the Additional Notes will have a separate CUSIP number from that of any of the Initial Notes and will not be fungible with the Initial Notes. A description of the terms of the Initial Notes (the Terms) is set forth under the caption “Description of Notes” in the final prospectus issued pursuant to our Registration Statement on Form S-4 (Commission File No. 333-179072) filed with the Commission on May 9, 2012.

The Additional Notes are guaranteed on a senior secured basis by 6922767 Holdings S. à r. 1. (the Company’s indirect parent), CHC Helicopter Holding S. à r. 1. (the Company’s direct parent) and each of 6922767 Holdings S.à r. 1.’s subsidiaries that guarantee the Company’s obligations under its super-senior secured revolving credit facility of up to $375 million that was entered into in connection with the issuance of the Initial Notes (together with the Company’s direct and indirect parents, the Guarantors).

The Additional Notes were not registered under the Securities Act of 1933, as amended. The Company offered the Additional Notes to the Initial Purchasers in reliance on the exemption from registration provided by Rule 144A and Regulation S under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The foregoing descriptions of the Issuance and the Additional Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture and the Terms.

Registration Rights Agreement

The Company and the Guarantors also entered into a registration rights agreement (or the Registration Rights Agreement) dated as of October 5, 2012 with the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to use commercially reasonable efforts to file with the Commission a registration statement for new exchange notes having substantially identical terms as the Additional Notes as part of an offer to exchange freely tradable exchange notes for the Additional Notes (the Exchange Offer) within 180 days following the issuance of the Additional Notes. The Company is required to use its commercially reasonable efforts to cause the Exchange Offer to be completed within 360 days after the issue date of the Additional Notes or, if required, to have a shelf registration statement declared effective within 450 days after the issue date of the Additional Notes.

If the Company fails to meet this target (a Registration Default), the annual interest rate on the Additional Notes will increase by 0.25%. The annual interest rate on the Additional Notes will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.00% per year over the applicable interest rate described above. If the Registration Default is corrected, the applicable interest rate on the Additional Notes will revert to the original level.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Form 8-K relating to the Issuance is hereby incorporated by reference.

Item 8.01	Other Events.

On October 2, 2012, the Company issued a press release regarding the pricing of a private placement of an additional $200 million aggregate principal amount of its 9.250% Senior Secured Notes due 2020 (referred to above as the Additional Notes). A copy of that press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this Form 8-K:

Exhibit Number	Description

10.1	Registration Rights Agreement, dated October 5, 2012, among CHC Helicopter S.A., the Initial Purchasers listed therein, and the Guarantors listed therein.

99.1	Press Release entitled “CHC Helicopter Prices Private Offering of US$200 Million Senior Secured Notes Due 2020”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHC Helicopter S.A.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

Date: October 5, 2012